SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐  Preliminary Information Statement
☐  Confidential
☒ Definitive Information Statement

China Lithium Technologies, Inc. (Formally Known As PI Services, Inc.)
(Name of Registrant as Specified In Its Charter)

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PI SERVICES, INC.
15 West 39th Street Suite 14B,
New York, NY 10018

INFORMATION STATEMENT

To the Holders of the Voting Stock:

                 The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of PI Services, Inc. ("PI Services" or the "Company") have given their written consent to a resolution adopted by the Board of Directors of PI Services to amend the Certificate of Incorporation so as to (1) change the name of the corporation to "China Lithium Technologies., Inc."; and (2) effect a reverse split of the company's common stock in a ratio of 1-for-2.2.. Mr. Kun Liu, the President and a Director of the Company owning 38,364,134 shares or 86.5% of the outstanding shares of the Company has filed his consent to the foregoing action as required by Nevada Law. We anticipate that this Information Statement will be mailed on May 6, 2010 to shareholders of record on April 28, 2010. On or after May 26, 2010, the amendment of the Certificate of Incorporation will be filed with the Nevada Secretary of State and it will become effective.

                 The Nevada Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, PI Services will not hold a meeting of its shareholders to consider or vote upon the amendment of PI Services' Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

May 6, 2010

Kun Liu, CEO

VOTING SECURITIES OUTSTANDING

                  Our authorized capital stock consists of 780,000,000 shares of common stock at a par value of $0.001 per share and 20,000,000 shares of preferred stock at a par value of $0.001 per share.

                  Stockholders of record entitled to vote were determined as of the close of business on April 28, 2010. At that date, there were issued, outstanding and of record, as reflected in the corporation's stock ledger, 44,351,506 shares of PI Services common stock, each of which entitles the holder thereof to one vote, and 0 shares of Preferred Stock. Therefore, the total outstanding voting stock on April 28, 2010 was 44,351,506 shares.

                  The following table sets forth the number of shares of voting stock owned by each person who, as of the record date, owned more than 5% of any class of PI Services voting stock, as well as the ownership of such shares by each member of the PI Services Board of Directors and the shares owned by its officers and directors as a group.

                  The percentages below are calculated based on 44,351,506 shares of Common Stock issued and outstanding as of April 22, 2010.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class

Kun Liu, Director, President	38,364,134	86.5%

Youhua Yu	4,213,402	9.5%

Jijun Zhang, Director	0	0%

Qiang Fu, Director	0	0%

Xin Xu, Chief Executive Officer	0	0%

Chunping Fang, Chief Financial Officer	0	0%

Fang Ai, Chief Technology Officer	0	0%

All officers and directors as a group (7 persons) (2)	38,364,134	86.5%
________________________________
(1) The addresses of the officers and directors are c/o with the Company at15 West 39th Street Suite 14B, New York, NY 10018
(2) All shares are owned both of record and beneficially.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION

                 The Board of Directors of PI Services has adopted a resolution to change the name of the Company from PI Services, Inc. to "China Lithium Technologies., Inc." We will file the Amendment with the Nevada Secretary of State on or after May 26, 2010, and it will become effective on the date of such filing (the "Effective Date").

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the Company's business. The Company recently acquired all of the outstanding capital stock of Sky Achieve Holdings, Inc., a Nevada corporation ("Sky Achieve"). Sky Achieve has exclusive control over the business of Beijing Guoqiang, the relationship between them being customarily identified as "entrusted management."

Beijing Guoqiang is a leading edge lithium-ion battery power technology company that was founded on March 27, 2007 under the laws of the PRC with registered capital of 1 million RMB (US$147,058). Beijing Guoqiang designs, manufacturers and markets Polymer Lithium-ion Battery Modules, Lithium-ion Battery Chargers, Lithium-ion Battery Management Systems as well as other Lithium-ion Battery Management Devices essential to proper power utilization ("PLI Battery Products").

Because of this new overall direction in the Company's business, the Board of Directors and shareholders owning a majority of the Company's common stock have determined to change the Company's name. Certificates for the Company's common stock that recite the name "PI Services, Inc." will continue to represent shares in the Company after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "China Lithium Technologies., Inc.." after the Effective Date, he may do so by surrendering his certificate to the Company's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. PI Services' Transfer Agent is:
Corporate Stock Transfer, Inc.
3200 Cherry Creek South Drive, Suite 430,
Denver, Colorado 80209
Telephone (303) 282-4800
Fax (303) 282-5800 |

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

                 The Board of Directors and Shareholders owning more than a majority of outstanding common stock of PI Services have adopted a resolution to effect a reverse split of PI Services common stock in the ratio of 1:2.2 (the "Reverse Split"). No fractional shares or scrip will be issued; rather, each shareholder who holds less than one whole share the Company will issue a number of shares so that each such shareholder will own a whole share.

Reasons for Approving the Reverse Split

                 There are two primary reasons for the Reverse Split. First, the Board of Directors wishes to have authorized but unissued stock available for various purposes, such as effecting acquisitions, business expansion, obtaining financing, and recruiting management personnel, all of which will be necessary if PI Services is to undertake new business operations. At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split.

                 The second reason for the Reverse Split relates to the current low market price of our common stock. PI Services will require financing to fund its business development, be it the costs of acquisitions or the capital needed to fund the growth of the acquired companies. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve PI Services' prospects for obtaining financing. It is hoped that the Reverse Split will increase the per share market price of the common stock. There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

                 Recently, the market price for PI Services common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, PI Services is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to PI Services' prospects for raising financing through the sale of its common stock or derivative securities.

Certain Risk Factors Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the Company's common stock (the aggregate value of all Company common stock at the then market price) after the reverse stock split will be equal to or greater than the total market capitalization before the reverse stock split or that the per share market price of the Company's common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of the Company's common stock outstanding before the reverse stock split.

After the reverse stock split is effected, the resulting per-share stock price may not attract or satisfy potential acquisition targets and there is no guarantee that any transaction will be effected.

A decline in the market price of the Company's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split and the liquidity of the Company's common stock could be adversely affected following such a reverse stock split.

Impact of the Proposed Reverse Stock Split if Implemented

The reverse stock split will be realized simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any shareholder's percentage ownership interests in the Company. In addition, the reverse stock split will not affect any shareholder's percentage ownership or proportionate voting power. However, because the number of authorized shares of the Company's common stock will not be reduced, the reverse stock split will increase the Board of Directors' ability to issue authorized and unissued shares without further shareholder action.

The principal effect of the reverse stock split will be that:

•	the number of shares of the Company's common stock issued and outstanding will be reduced from 44,351,506 shares to 20,159,775;

                  The Reverse Split will increase the number of shares available for issuance by the Board of Directors to 759,840,225. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the PI Services' shareholders in certain circumstances. Nevada law requires that the Board use its reasonable business judgment to assure that PI Services obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in PI Services. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of PI Services common stock.

                  The Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of PI Services. In the event that a non-negotiated takeover was attempted, the private placement of stock into "friendly" hands, for example, could make PI Services unattractive to the party seeking control of PI Services. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Effect on Fractional Stockholders

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. All post-split shareholdings will be rounded to the nearest full share.

Effect on Registered and Beneficial Stockholders

Upon a reverse stock split, we intend to treat stockholders holding the Company's common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company's common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered Certificated Shares
No Dissenters' Rights

Under Nevada law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Information Statement.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the shareholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The shareholder's holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

* * *

STATE OF NEVADA

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
PI SERVICES, INC.

PI Services, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Nevada Corporation Law ("NCL"), does hereby certify:

FIRST: That by written consent dated April 22, 2010, the Board of Directors of the Corporation duly adopted a resolution setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling for the approval of the amendments by the stockholders. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended as follows:

I.               By deleting ARTICLE I and substituting the following in lieu thereof:

The name of the Corporation shall be China Lithium Technologies., Inc.

II.             By amending ARTICLE IV to effect a reverse split of the Corporation's common stock so that, as amended, the following Section shall be added to ARTICLE IV :

Reverse Split:

                 On May 26, 2010 ("Effective Date") at 6:00 p.m. Eastern Standard Time, a reverse stock split ("Reverse Stock Split") will occur, as a result of which each two point two (2.2) issued and outstanding shares of Common Stock of the Corporation ("Old Common Stock") shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reclassified and converted into one (1) share of the Corporation's Common Stock ("New Common Stock"). The Reverse Stock Split will be effected as follows:

1.              From and after 6:00 p.m. Eastern Standard Time on the Effective Date, Old Certificates shall confer no right upon the holders thereof other than the right to exchange them for the New Certificates or cash pursuant to the provision hereof.

2.              The Corporation will not issue fractional shares or scrip. Each shareholder who holds less than one (1) whole share rounded up to the record full share.

SECOND: That thereafter, pursuant to resolution of the Board of Directors, stockholders of the Corporation representing the necessary number and class of shares as required by statute, acting by written consent in lieu of meeting in accordance with Section 320 of the NCL, consented to the adoption of said amendment by signing written consents setting forth said amendment and delivered the signed consents to the Corporation as required by the provisions of said Section 320.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the NCL.

FOURTH: That the effective date of this amendment shall be May 26, 2010.
/s/ Kun Liu
Kun Liu, CEO